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                                  Exhibit 23.3

               Analysis, Research & Planning Corporation's Consent

Regarding this Amendment No. 1 to the Registration Statement on Form S-3 for The Dow Chemical Company (the "Registration Statement"), Analysis, Research & Planning Corporation ("ARPC") hereby consents to the incorporation by reference in the Registration Statement of the use of ARPC's name and the reference to ARPC's report dated January 9, 2003 appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2002 and in the Quarterly Reports on Form 10-Q of The Dow Chemical Company for the quarters ended March 31, 2003 and June 30, 2003.


/s/ B. Thomas Florence
-----------------------
B. Thomas Florence
President
Analysis, Research & Planning Corporation
August 8, 2003